UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019 (June 18, 2019)

WECONNECT TECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1st Floor, Block A, Axis Business Campus No. 13A & 13B, Jalan 225, Section 51A 46100 Petaling Jaya Selangor, Malaysia
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +60 17 380 2755

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

Title of each class

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 19, 2019, the Issuer entered into a Share Exchange Agreement with OZ Seventy Five Holdings (M) Berhad, a public limited corporation incorporated under the laws of Malaysia (“OZ75”), and certain Investors pursuant to which the Issuer agreed to issue Eighty Million (80,000,000) shares of its common stock, par value $0.001, (the “WECT Shares”) to acquire up to Five Hundred Ten Thousand (510,000) shares of the Ordinary Stock of OZ75 (representing up to 51% of the total issued and outstanding shares of Ordinary Stock of OZ75) held by such Investors. OZ75 is engaged in the business of manufacturing, producing and refining petroleum products.

Under the terms of the Share Exchange Agreement, OZ75 will be required to meet certain performance milestones for the financial year ended 31st July 2021. If OZ75 fails to meet any performance milestone, the Agreement will be terminated and all the Eighty Million (80,000,000) shares will be returned to WECT.

The foregoing description of the Share Exchange Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share Exchange Agreement dated June 19, 2019, by and among WeConnect Tech International, Inc., GFOZ Holdings Sdn. Bhd., OZ Seventy Five Holdings (M) Berhad and certain Investors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WECONNECT Tech International, Inc.
Dated: June 19, 2019

	By:	/s/ Shiong Han Wee
Shiong Han Wee
Chief Executive Officer